EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this “Agreement”), dated as of March 13, 2006 (the “Effective Date”), by and among Technest Holdings, Inc. (with its subsidiaries, the “Company”), a Nevada corporation, and Joseph P. Mackin (the “Executive”) located in Quincy, Massachusetts.

WITNESSETH THAT

WHEREAS, the Company wishes to employ the Executive to render services as the President and Chief Executive Officer of the Company on the terms and conditions set forth in this Agreement; and

WHEREAS, the Executive wishes to be retained and employed by the Company on such terms and conditions;

THEREFORE, in consideration of the premises, the mutual agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.

Employment:  The Company hereby employs the Executive, and the Executive accepts such employment and agrees to perform services for the Company as described herein, for the period of time and upon the other terms and conditions set forth in this Agreement.

2.

Term:  Unless terminated at an earlier date in accordance with Section 8 of this Agreement or otherwise extended by agreement of the parties, the term of the Executive’s engagement hereunder shall be for a period of 5 years, commencing on the Effective Date.  The period of engagement may be extended by written agreement between the parties, provided that certain provisions relating to compensation may change upon commencement of any extension hereto.

3.

Position and Duties

(a)

Service with the Company:  During the term of the Executive’s engagement, the Executive shall be employed in the position of President and Chief Executive Officer of the Company.

(b)

Service with Subsidiaries: During the term of the Executive’s engagement, he may be appointed to serve as an officer or director of certain of the Company’s wholly or majority owned subsidiaries.  Such service shall be a duty and responsibility of the Executive and be governed by the terms of this employment agreement.  Such duties shall be performed by the Executive for no additional consideration.  As of the Effective Date, Executive is a director and the President and Chief Executive Officer of the Company’s wholly owned subsidiary, EOIR Technologies, Inc., and is a director and the President of the Company’s wholly owned subsidiary, Genex Technologies, Inc.

(b)

Performance of Duties The Executive agrees to serve the Company faithfully and to the best of Executive’s ability and to devote his full working time, attention and efforts exclusively to the business and affairs of the Company during the Executive’s engagement by the Company. Any exceptions to this arrangement shall be subject to approval by the Company’s Board of Directors. The Executive hereby confirms that Executive is under no contractual commitments inconsistent with Executive’s obligations set forth in this Agreement and that, during the term of this Agreement, Executive will not render or perform services to or for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement.  While Executive remains employed by the Company, the Executive may participate in reasonable professional, charitable and/or personal investment activities including participating on the Board of other corporations, so long as such activities do not individually or in the aggregate interfere with the performance of Executive’s obligations under this Agreement.

4.

Compensation

(a)

Base Compensation:  As compensation for services to be rendered by the Executive under this Agreement, the Company shall pay to the Executive, during the term of the Executive’s engagement and subject to the termination provisions of Section 8 of this Agreement, a base payment of $350,000 per year (the “Annual Salary”), which payment shall be paid in arrears in accordance with the Company’s normal procedure and policies.  The Executive shall be eligible for periodic cost of living or merit raises at the discretion of the Company.  In addition, the Company agrees to provide the Executive with $5,000 monthly for auto expense, home office expense, and other personal expenses.

(b)

 Bonus

i) Cash Compensation: In addition to the Annual Salary, the Executive shall be eligible to receive cash bonus compensation from time to time in amounts determined as follows:

 A maximum of 300% of annual compensation

The criteria shall be as follows:

If the Company meets the goals of the Board of Directors in annual gross profit, the Executive shall be entitled to 50% of Annual Compensation.  To the extent that the Company exceeds the goals of the Board of Directors in annual gross profit, the Executive shall be entitled to five percent of the gross profit in excess of the goals of the Board of Directors up to the maximum allowable cash bonus.

ii) Option or Stock Compensation: In addition to the Annual Salary and cash bonus, the Executive shall be eligible to receive equity bonus compensation from time to time in amounts and upon conditions determined by a compensation committee of the Board of Directors of the Company, or subset of such committee, composed in accordance with the corporate governance requirements of the applicable listing exchange.

(iii) Initial Grant of Stock:  As of the Effective Date, the Company shall issue to the Executive one hundred twenty thousand (120,000) shares of the Company’s common stock in accordance with the restricted stock agreement between the Company and the Executive in a form approved by Company’s Board of Directors (the “Restricted Stock Agreement”), provided, however, that in the event that, as of the Effective Date, the Company has not adopted the Company’s 2006 Stock Incentive Plan and caused such plan to be registered with the SEC on form S-8,the Initial Grant of Stock shall be made on the first business day following such adoption and registration.

(c)

Expenses: The Company shall pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by the Executive in the performance of the Executive’s duties under this Agreement, subject to the Company’s normal policies for expense authorization and verification.

(d)

Liability Insurance: The Company agrees to maintain Directors and Officers liability insurance upon terms and conditions consistent with industry practices.

(e)

Benefits: The Executive shall be entitled to receive and participate in all benefits offered to full-time Executives of the Company, including, but not limited to, health and dental insurance, life insurance, participation in the Company’s 401(k) plan and vacation benefits.

5.

Confidential Information

 Except as permitted or directed by the Company’s Board of Directors in writing or as required by operation of law, during the term of this Agreement or at any time thereafter, the Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of business of the Company) any Confidential Information.  “Confidential Information” shall include any information of the Company or any affiliate, customer, subsidiary, supplier or other business associate of the Company or any affiliate (including but not limited to any trade secrets or other private matters) that the Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of the Executive’s engagement by the Company (including engagement by the Company or any affiliated companies prior to the Effective Date) whether developed by the Executive or by others,  and which is not known or generally available to the general public or of a type which the Company has customarily made available to the general public including but not limited to any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential or secret aspects of the business of the Company.  The Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company.   Both during and after the term of the Executive’s engagement, the Executive will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company.  The foregoing obligations of confidentiality shall not apply to any knowledge or information that is published and publicly available or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by the Executive.

6.

Ventures  If, during the term of the Executive’s engagement, the Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all right in such project, program or venture shall belong to the Company, unless prior written consent from the Company is obtained.  Except as approved by the Board, or its designee, the Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder’s fee or other compensation in connection therewith other than the compensation to be paid to the Executive as provided in this Agreement.  The Executive shall disclose to the Board of Directors any arrangement through which the Executive acquires or may acquire any interest, direct or indirect, in any vendor or customer of the Company.

7.

Intellectual Property Rights

(a)

Disclosure and Assignment  The Executive will promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by the Executive, either solely or in collaboration with others, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices or techniques of the Company or arising out of or relating to the services provided hereunder (the “Developments”).  The Executive, to the extent that Executive has the legal right so to do, hereby acknowledges that any and all of the Developments and all originals and copies of all notebooks, disks, tapes, computer programs, reports, proposals and materials evidencing, incorporating, constituting, representing or recording any Development or Confidential Information or any other information or materials furnished to Executive by the Company are the sole property of the Company.  The Executive agrees to assign and hereby does assign to the Company any and all of the Executive’s right title and interest throughout the world in and to any and all of the Developments and anything tangible which evidences, constitutes, represents or records any Development (the “Assignment”).  During the period commencing the day after the Executive’s last day performing services for the Company and ending one year after termination of the Executive’s engagement with the Company, at the request of the Company, the Executive will confer with the Company and its representatives for the purpose of disclosing all Developments to the Company, provided that such conference is at the Company’s expense and the Executive is compensated at an hourly rate equal to the Executive’s final Annual Salary divided by two-thousand eighty (2080).

(b)

Limitation on Section 7(a)  The provisions of Section 7(a) shall not apply to any Development meeting the following conditions: (i) such Development was developed entirely on the Executive’s own time without the use of any Company equipment, supplies, facility or trade secret information; and (ii) such Development does not relate directly or significantly to the business of the Company, to the Company’s actual or demonstrably anticipated research or development; or result from any work performed by the Executive for the Company.

(c)

Copyrightable Material All right, title and interest in all copyrightable material that the Executive shall conceive or originate, either individually or jointly with others, and which arises out of the performance of this Agreement, will be the property of the Company and are by this Agreement assigned to the Company along with ownership of any and all copyrights in the copyrightable material.  Upon request and without further compensation therefore, but at no expense to the Executive, the Executive shall execute all papers and perform all other acts necessary to assist the Company to obtain and register copyrights on such material in any and all countries, except that the Executive shall be compensated at an hourly rate equal to the Executive’s final Annual Salary divided by two-thousand eighty (2080) for compliance with this provision following termination or expiration of this Agreement.  Executive agrees that to the extent the copyright laws of the United States apply to the Developments, the Developments constitute “works made for hire” as defined in the United States Copyright Act.  To the extent not considered as works made for hire, such works are hereby assigned to the Company under the Assignment provision of this Section 7.

(d)

Executive hereby agrees, without payment of any additional consideration to Executive to: (i) promptly disclose all Developments to the Company; (ii) assist the Company in every reasonable manner to obtain patents or copyrights thereon in any and all countries for the Company’s benefit; and (iii) to execute all such patent applications, patent or copyright assignments and other lawful documents, and to take all such other actions, as the Company may request to otherwise carryout the purposes of this Agreement.  In connection with this Section 7, Executive hereby irrevocably grants power of attorney to the Company to act for and on Executive’s behalf to execute, register and file any such applications, and to do all other lawfully permitted acts to further the registration, prosecution and issuance of patents, copyrights or similar protections with the same legal force and effect as if executed by Executive.  The out-of-pocket cost of filing and prosecuting patent applications and obtaining copyright registration for the Developments shall be borne by the Company.

(e)

It is understood that this Section 7 applies, without limitation, to any and all oral communications and writings, including, without limitation, notes, drawings, specifications, schematics, flow charts, software, algorithms and engineering, sales, marketing and financial plans, and studies and reports that are prepared, compiled or acquired by or on behalf of Executive during the term of this Agreement.

8.

Termination of Engagement

(a)

Grounds for Termination  The Executives engagement shall terminate prior to the expiration of the initial term set forth in Section 2 or any extension thereof in the event that at any time: (i) the Executive dies; (ii) the Company elects to terminate this Agreement for Cause, as defined in Section 8(b) below, and notifies the Executive in writing of such election; (iii) the Company elects to terminate this Agreement without Cause and notifies the Executive in writing of such election; (iv) the Executive elects to terminate this Agreement and notifies the Company in writing of such election; or (v) the Executive elects to terminate this Agreement for Good Reason, as defined below in Section 8(c) and notifies the Company in writing of such election.

(b)

Cause Defined  “Cause” means that (i) the Executive has willfully or recklessly breached the provisions of Sections 5, 6 or 7 of this Agreement in any material respect; (ii) the Executive has engaged in willful misconduct which has resulted in material financial harm to the Company; (iii) the Executive has committed fraud or embezzlement in connection with the Company’s business; or (iv) the Executive has been convicted or has pleaded nolo contendere to a felony or a crime of moral turpitude.

(c)

Good Reason Defined  “Good Reason” shall mean (i) the assignment of the Executive to any duties materially inconsistent in any respect with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3 of this Agreement or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (ii) any termination or reduction of a material benefit under any benefits plan in which the Executive participates unless (1) there is substituted a comparable benefit prior to such termination or reduction or (2) benefits under such plan are terminated or reduced with respect to all employees of the Company previously granted benefits thereunder; or (iii) without limiting the generality of the foregoing, any material breach of this Agreement by the Company or any successor thereto.

(d)

Effect of Termination  Notwithstanding any termination of this Agreement, the Executive, in consideration of the Executive’s engagement hereunder, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Executive’s engagement, including without limitation Sections 5 and 7.

(e)

Surrender of Records and Property  Upon termination of the Executive’s engagement with the Company, the Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents that, in whole or in part, contain any trade secrets or confidential information of the Company, which in any of these cases are in Executive’s possession or under the Executive’s control.

(f)

Payment Continuation  If the Executive’s engagement with the Company is terminated by the Company pursuant to clause (iii) of Section 8(a) of this Agreement or by the Executive pursuant to clause (v) of Section 8(a) of this Agreement, then the Company shall continue to pay to the Executive’s Annual Salary payments (less any payments received by the Executive from any disability income insurance policy provided to Executive by the Company) and shall continue to provide medical benefits comparable to those the Executive participated in during his engagement with the Company for the Executive and his eligible dependents through the term of this Agreement.  If the Executive’s engagement is terminated pursuant to clauses (i), (ii) or (iv) of Section 8(a) of this Agreement, the Executive’s right to Annual Salary payments and benefits shall immediately terminate, except as may otherwise be required by applicable law.

(g)

Acceleration of Indebtedness:  If the Executive’s engagement with the Company is terminated by the Company pursuant to clause (iii) of Section 8(a) of this Agreement or by the Executive pursuant to clause (v) of Section 8(a) of this Agreement, the Executive shall be entitled to require the Company, or, at the discretion of the Company, cause the Company to require EOIR Technologies, Inc., to immediately pre-pay to the Executive all of the outstanding principal and accrued interest on the promissory note issued to the Executive by EOIR Technologies, Inc. on June 30, 2004.

9.

Non-Competition.

(a) The Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and accordingly agrees as follows:

(i) During the term of the Executive’s engagement and, for a period of one year following the date Executive ceases to be employed by the Company (the “Restricted Period”), the Executive will not, whether on Executive’s own behalf or on behalf of or in conjunction with any person, company, business entity or other organization engaged in a Competitive Business (as defined below), directly or indirectly solicit or assist in soliciting on behalf of any entity engaged in a Competitive Business, the business of any client or prospective client:

(A) with whom Executive had personal contact or dealings on behalf of the Company during the one year period preceding termination of Executive’s engagement with the Company;

(B) with whom Executives reporting to Executive have had personal contact or dealings on behalf of the Company during the one-year period immediately preceding the termination of the Executive’s engagement; or

(C) for whom Executive had direct or indirect responsibility during the one-year period immediately preceding Executive’s termination of employment.

(ii) During the Restricted Period, Executive will not directly or indirectly:

(A) engage in a Competitive Business;

(B) enter the employ of, or render any services to, any person or entity (or any division of any person or entity) who or which engages in a Competitive Business; provided that Executive shall not be prohibited from rendering any services to any company that derives less than 10% of its revenues from a Competitive Business (a “Permitted Company”), if such services or employment relate solely to a business of the Company that is not in competition with a Competitive Business;

(C) acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; provided, however, a Competitive Business shall not include a Permitted Company, or

(D) interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the Company and customers, clients, suppliers partners, members or investors of the Company of which it is reasonable to expect that Executive is aware.

(iii) For purposes of this Agreement, “Competitive Business” means the development, manufacture, license, sale or provision of products or services that the Company currently, or at any time during the term of this Agreement, sells, manufactures, licenses or provides, to United States Federal Government agencies.

(iv) Notwithstanding anything to the contrary in this Agreement, the Executive may, directly or indirectly own, solely as an investment, securities of any person engaged in a Competitive Business which is publicly traded on a national or regional stock exchange or on the over-the-counter market if the Executive (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own 5% or more of any class of securities of such person.

(v) During the Restricted Period, the Executive will not, whether on the Executive’s own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly:

(A) solicit or encourage any employee of the Company to leave the employment of the Company; or

(B) hire any such employee who was employed by the Company as of the date of Executive’s termination of employment with the Company or who left the employment of the Company coincident with, or within six months prior to or after, the termination of Executive’s employment with the Company. Notwithstanding the foregoing, Executive will not be restricted from hiring any employee who is terminated without Cause by the Company.

(vi) During the Restricted Period, Executive will not, directly or indirectly, solicit or encourage to cease to work with the Company any individual consultant then under contract with the Company.

(b) It is expressly understood and agreed that although the Executive and the Company consider the restrictions contained in this Section 9 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

10.

Indemnification - In the event that the Executive is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that the Executive is or was a director, officer, or member of a committee of the Board or serves or served any other corporation, partnership, joint venture, trust, the Executive benefit plan or other enterprise in any capacity at the request of the Company, or resulting from any of the Executive’s actions in any of the foregoing roles the Executive shall be indemnified by the Company and the Company shall advance the Executive’s related expenses to the fullest extent permitted by law (including without limitation, damages, costs and reasonable attorney fees), as may otherwise be provided in the Company’s Articles of Incorporation and By Laws as incurred and will start prior to any judicial preceding. The Company further covenants not to amend or repeal any provisions of the Articles of Incorporation or Bylaws of the Company in any manner which would adversely affect the indemnification or exculpatory provisions contained therein as they pertain to acts. The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each indemnified party and the Executive’s heirs and representatives. If the Company or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to such person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Company shall assume all of the obligations set forth in this Section 10.

11.

Miscellaneous

(a)

Counterparts  This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

(b)

Severability  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under the applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provisions of this Agreement will not be affected or impaired thereby.  In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered.

(c)

Assignability  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by either party without the prior written consent of the other party to this Agreement, except that the Company may, without the consent of the Executive, and the Executive may require, without the consent of the Company, that the Company assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which fifty (50) percent or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company.  Provided such assignee explicitly assumes such responsibilities, after any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter by deemed to be the Company for the purposes of all provisions of this Agreement including this Section 11.

(d)

Modification, Amendment, Waiver or Termination   No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement.  No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.  No delay on the part of the Company or the Executive in exercising any right hereunder shall operate as a waiver of such right.  No waiver, express or implied, by the Company of any right or breach by the Executive shall constitute a waiver of any other right or breach by the Executive.

(e)

Notices  All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving part at the address set forth herein.  All such communications shall be effective when received.

If to the Company:

Technest Holdings, Inc.

Attention: General Counsel

276 Washington Street, No. 367

Boston, MA 02108

If to the Executive

Joseph P. Mackin

276 Washington Street, No. 367

Boston, MA 02108

Any party may change the address set forth above by notice to the other party given as provided herein.

(f)

Headings  The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(g)

Governing Law ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THE AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREIN.

(h)

Venue; Fees and Expenses Any action at law, suit in equity or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement, or any provision hereof, shall be litigated only in the state courts located in the Commonwealth of Massachusetts, County of Suffolk or the federal courts in the district which covers such county.  The Executive and the Company consent to the jurisdiction of such courts.  The prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs in any such action.

(i)

Waiver of Right to Jury Trial  Each party hereto hereby waives, except to the extent otherwise required by applicable law, the right to trial by jury in any legal action or proceeding between the partied hereto arising out of or in connection with this Agreement.

(j)

Third-Party Benefit  Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

(k)

Withholding Taxes  The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

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THE PARTIES ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS.  FURTHER, THE PARTIES AGREE THAT THIS AGREEMENT AND ANY EXHIBITS HERETO ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PROPOSALS AND ALL PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF, INCLUDING THAT CERTAIN EMPLOYMENT AGREEMENT BETWEEN THE EXECUTIVE AND MARKLAND TECHNOLOGIES, INC. DATED DECEMBER 30, 2004, AS AMENDED.

ACCEPTED AND AGREED:

Technest Holdings, Inc.

Joseph P. Mackin

By:/s/ Gino M. Pereira

/s/ Joseph P. Mackin

Gino M. Pereira

Chief Financial Officer

Date:  March 13, 2006

Date:  March 13, 2006

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